Calculation of Filing Fee Tables
F-10
EMERA INC
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Other	Guarantees of Debt Securities of EUSHI Finance, Inc.	Other			$ 3,000,000,000.00	0.0001531	$ 459,300.00
Fees Previously Paid
			Total Offering Amounts:				$ 3,000,000,000.00		$ 459,300.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 459,300.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	As set forth on Exhibit 107 to the Registration Statement on Form F-3 filed on this date by EUSHI Finance, Inc. and Emera US Holdings Inc., EUSHI Finance, Inc., as issuer, has registered the offer and sale of debt securities with a maximum aggregate offering price of $3,000,000,000 and has paid a registration fee of $459,300.00 in connection therewith. No separate consideration will be received for the Guarantees of Debt Securities of EUSHI Finance, Inc.being registered hereby. As a result, in accordance with Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is payable with respect to the guarantees and no registration fee is payable in connection with this Form F-10.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	EUSHI FINANCE, INC.	F-3	333-290501	09/25/2025		$ 459,300.00	Debt	Debt Securities of EUSHI Finance, Inc.	0	$ 3,000,000,000.00
Fee Offset Sources		EUSHI FINANCE, INC.	F-3	333-290501		09/25/2025						$ 459,300.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	As set forth on Exhibit 107 to the Registration Statement on Form F-3 filed on this date by EUSHI Finance, Inc. and Emera US Holdings Inc., EUSHI Finance, Inc., as issuer, has registered the offer and sale of debt securities with a maximum aggregate offering price of $3,000,000,000 and has paid a registration fee of $459,300.00 in connection therewith. No separate consideration will be received for the Guarantees of Debt Securities of EUSHI Finance, Inc.being registered hereby. As a result, in accordance with Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is payable with respect to the guarantees and no registration fee is payable in connection with this Form F-10.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A